UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on February 10, 2015, Lions Gate Entertainment Corp. (the “Company”), LG Leopard Canada LP, an Ontario limited partnership and indirect wholly owned entity of the Company (“Purchaser”), and certain affiliates of John C. Malone (“Dr. Malone”) listed on Schedule 1 thereto (the “Stockholders”), entered into a Stock Exchange Agreement (the “Exchange Agreement”). On March 27, 2015, pursuant to the terms of the Exchange Agreement, Purchaser acquired from the Stockholders 2,118,038 shares of Series A common stock, par value $0.01 per share, of Starz, a Delaware corporation (“Starz”), and 2,590,597 shares of Series B common stock, par value $0.01 per share, of Starz held by the Stockholders (collectively, the “Starz Exchange Shares”). In exchange for the Starz Exchange Shares (the “Exchange”), on March 27, 2015, Purchaser conveyed to the Stockholders 4,967,695 newly issued common shares, no par value per share, of the Company (the “Lions Gate Exchange Shares”). As of the date hereof, the Starz Exchange Shares represent approximately 14.7% of the total voting power of the issued and outstanding Starz common stock.1

After the closing of the Exchange, on March 27, 2015, the Company appointed Dr. Malone to its Board of Directors (the “Board”). Pursuant to the Exchange Agreement, the Company has agreed to nominate Dr. Malone for election to its Board at each annual meeting of the Company’s stockholders that occurs prior to the earlier of (x) the date that is two years from the closing of the Exchange and (y) such time as both of the following occur: (i) the Stockholders collectively hold less than 75% of the Lions Gate Exchange Shares and (ii) Dr. Malone and his affiliates collectively hold less than 2.7% of Lions Gate’s outstanding common shares.

In addition, in connection with the closing of the Exchange, on March 27, 2015, Purchaser granted the Stockholders irrevocable proxies to vote the Starz Exchange Shares, except with respect to proposals related to extraordinary transactions or proposals related to the issuance or sale of securities. The irrevocable proxies will automatically terminate (1) as to a particular Starz Exchange Share upon any sale or transfer of such share to a third party, (2) in their entirety at such time as Dr. Malone is no longer a member of the Company’s Board or (3) in their entirety upon the occurrence of a “Change of Control” (as defined in the Exchange Agreement) of Starz. The foregoing summary of the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015, and is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in “Explanatory Note” is incorporated into this Item 3.02 by reference. The Lions Gate Exchange Shares were issued and sold as a private placement to the Stockholders in reliance on Section 4(a)(1) of the Securities Act of 1933, as amended (under the so-called “4(a)(1 1⁄2) exemption”).

ITEM 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in “Explanatory Note” is incorporated into this Item 5.02 by reference. Effective as of the closing of the Exchange, the Company’s Board increased its size from 12 to 13 members and appointed Dr. Malone as a member to fill the resultant vacancy. The Board has determined that Dr. Malone qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards. Dr. Malone has not yet been appointed to serve as a member of any Board committee.

[1]	The percentage interests indicated herein are based on 91,799,389 shares of Series A common stock and 9,872,524 shares of Series B common stock outstanding as of January 31, 2015, as reported by Starz in its Annual Report on Form 10-K for the annual period ended December 31, 2014.

Dr. Malone has held executive positions in and serves as a director for numerous telecommunications and media corporations.

Except as disclosed in “Explanatory Note,” there are no arrangements or understandings pursuant to which Dr. Malone was appointed as a director. There are no family relationships among any of the Company’s directors, executive officers and Dr. Malone. Moreover, except as disclosed in “Explanatory Note,” there are no related party transactions between the Company and Dr. Malone reportable under Item 404(a) of Regulation S-K.

Dr. Malone will participate in the current director compensation arrangements applicable to non-employee directors as described in “Information Regarding the Board of Directors and Committees of the Board of Directors—Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 29, 2014. The Company intends to enter into its standard form of director indemnity agreement with Dr. Malone.

Item 8.01	Other Events.

The information set forth in “Explanatory Note” is incorporated into this Item 8.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015

LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	General Counsel and Chief Strategic Officer